UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Amendment No.)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒           Preliminary Information Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐           Definitive Information Statement

REVONERGY INC.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Information Statement, if Other Than the Registrant)

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REVONERGY INC.
Landmark House, 17 Hanover Square,
London, W1S 1HU, United Kingdom
44 2079 935 700
Fax +44 2079 006 747

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on August 2, 2010.  The purpose of the Information Statement is to notify our stockholders of record that a resolution of our board of directors amending and restating our articles of incorporation has been approved by stockholders holding a majority of the voting power.  the principal changes to the amended and restated articles of incorporation include:

•	increasing the authorized number of shares of common stock from 100,000,000 to 500,000,000;

•
authorizing the issuance of up to 50,000,000 shares of preferred stock and vesting authority in the board of directors to designate the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares, and to create one or more series of shares within a class of shares; and

•
limiting the liability of our directors and officers to the fullest extent permitted by law, and providing that we will indemnify our officers and directors, and may indemnify others, to the fullest extent permitted by law.

The Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We are not soliciting your proxy in connection with this action.  Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders.

By Order of the Board of Directors

Ravi K. Daswani
President and Chief Executive Officer

[mailing date]

REVONERGY INC.
Landmark House, 17 Hanover Square,
London, W1S 1HU, United Kingdom
44 2079 935 700
Fax +44 2079 006 747

INFORMATION STATEMENT
(Preliminary)

[mailing date]

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished, on or about [mailing date], to holders of record as of the close of business on August 2, 2010 (the “Record Date”), of shares of our common stock, $0.001 par value, in connection with certain corporate actions.

On August 2, 2010, our board of directors adopted resolutions that, among other things, proposed amending and restating our articles of incorporation and recommending that our stockholders approve the proposed Amended and Restated Articles of Incorporation.  A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix A.  A stockholder holding shares entitling it to a majority of the voting power has approved the proposed amendment in writing and an officer of the Company has signed a certificate setting forth the amendment.  No stockholder meeting was required and no other stockholder approval is required.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED AMENDMENT OF OUR ARTICLES OF INCORPORATION

Q:           What is the purpose of this Information Statement?

A:
This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of record of a corporate action to be taken by us pursuant to resolutions of our board of directors and the written consent of a principal stockholder.

Q:           Who is entitled to notice?

A:	All holders of shares of our common stock on the close of business on the Record Date are entitled to notice of the corporate action.

Q:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A:
Pursuant to the Action by Written Consent of Stockholder Holding a Majority of Voting Power of Revonergy Inc., a stockholder holding shares entitling it to a majority of the voting power approved the amendment and restatement of our articles of incorporation (the “Amendment and Restatement”).  Additional information regarding the Amendment and Restatement is set forth below in the section entitled “Approval of Amendment and Restatement.”

Q:	How many shares of common stock were voted in favor of the Amendment and Restatement?

A:
The approval of the Amendment and Restatement required the written consent of stockholders holding shares entitling them to a majority of the voting power on the Record Date.  As of the Record Date, 58,383,333 shares of our common stock were issued and outstanding.  Each share of our common stock is entitled to one vote.  The holder of 35,000,000 shares of our common stock, representing approximately 59.9% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of Stockholder Holding a Majority of Voting Power of Revonergy Inc.  Consequently, no additional votes are required to approve the Amendment and Restatement.

Q:	Why is the Company amending and restating its articles of incorporation through a stockholder written consent instead of holding a stockholder meeting?

A:
Under the Nevada Revised Statutes and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of stockholders holding shares entitling them to a majority of the voting power is sufficient to approve and adopt the Amendment and Restatement.  We are not required to solicit the vote of any additional stockholders to effect the Amendment and Restatement.  However, we are obligated by the federal securities laws to provide this Information Statement to stockholders in connection with the Amendment and Restatement.

Q:           When will the Amendment and Restatement be effective?

A:
The corporate action represented by the Amendment and Restatement will become effective upon the filing with the Nevada Secretary of State of a certificate of an officer setting forth the amended and restated articles of incorporation.  In accordance with the federal securities laws, the Information Statement must be sent or given at least 20 calendar days before the earliest date on which the corporate action may be taken.  We anticipate that the Amendment and Restatement will be effective on or about [effective date].

Q:	Am I entitled to dissenter’s rights in connection with the Amendment and Restatement?

A:	No. The Nevada Revised Statutes do not provide for dissenters’ rights with respect to the Amendment and Restatement.

AMENDMENT OF CHARTER, BYLAWS, OR OTHER DOCUMENTS

Our articles of incorporation are being amended and restated to make the following principal changes:

•	we are increasing the authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares;

•
we are authorizing the issuance of up to 50,000,000 shares of preferred stock, and giving the board of directors the authority to designate, in whole or in part, the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares, and to create one or more series of shares within each class of shares;

•	we are limiting the liability of our directors and officers for damages for breach of fiduciary duty to the fullest extent permitted by Nevada law; and

•
we are proving that we will indemnify our directors and officers, and may indemnify others, against all liabilities and expenses reasonably incurred in connections with any legal proceeding to which they are made a party, or threatened to be made a party, as a result of their service to the Company, to the fullest extent permitted by Nevada law.

Certain Effects of the Amendment and Restatement

Possible Anti-Takeover Effects

The increase in the number of authorized shares of common stock and the new authorization of up to 50,000,000 million shares of preferred stock might have anti-takeover effects insofar as the additional shares could be issued by the board of directors to resist or frustrate a third-party transaction that our stockholders might deem to be in their best interests.  While it may be possible that the additional authorized but unissued shares could be used by the board of directors to resist a takeover action, we are not aware of any such efforts and have no present plans to use such shares for any anti-takeover proposal or mechanism.  In addition, we currently have no plans to adopt other provisions or enter into other arrangements that may have an anti-takeover effect.

Possible Dilution

Our board of directors will have the authority to issue authorized shares of common or preferred stock without obtaining stockholder approval of such issuances, except as may be required by applicable law or regulation.  If the board of directors elects to issue additional shares of common stock or preferred stock, such issuance would have a dilutive effect on the ownership interest of our current stockholders.  The holders of our common stock do not have any preemptive rights to subscribe to additional securities we may issue, which means that current shareholders do not have a prior right to purchase any new issue of common stock or any issue of preferred stock to maintain their proportionate interest in the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this Information Statement, by: (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of our voting securities; (ii) each of our directors; and (iii) officers and directors as a group.

Each share of common stock entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders.  To the best of our knowledge, no arrangement exists that could cause a change in voting control of the Company.  Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable:

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned (1)

	Principal Stockholders
Common Stock	Sugarberry Assets Ltd. (2) Third Floor, Shun Feng International Centre 182 Queens Road East Hong Kong	35,000,000	59.9%

	Directors and Named Executive Officers
Common Stock	Ravi K. Daswani(2)	35,000,000	59.9%
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

	Kenneth G.C. Telford	--	--
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

	Ian G. Robinson	--	--
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

	Simoun S. Ung	--	--
	Landmark House, 17 Hanover Square London, W1S 1HU, United Kingdom

Common Stock	All directors and executive officers as a group	35,000,000	59.9%
_______________

(1)	The percent ownership of shares is based on 58,383,333 shares of common stock issued and outstanding as of August 2, 2010.
(2)	Sugarberry Assets Ltd., a British Virgin Islands company, is wholly owned by Ravi K. Daswani, our president and chief executive officer.

Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

OTHER PROPOSED ACTION

No action is to be taken on any matter not specifically referred to in this Information Statement.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address.  For an oral request, please contact us at 44 207 993 5700.  For a written request, mail request to Landmark House, 17 Hanover Square, London, W1S 1HU, United Kingdom.

INTEREST OF CERTAIN PERSONS IN OR
IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Amendment and Restatement, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (the “SEC”).  You can obtain any of the filings incorporated by reference in this Information Statement through us or from the SEC through its website at http://www.sec.gov.  You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

By Order of the Board of Directors

Ravi K. Daswani
President and Chief Executive Officer

[mailing date]

Appendix A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REVONERGY INC.

These Amended and Restated Articles of Incorporation of Revonergy Inc. (hereinafter referred to as the “Corporation”), have been duly adopted in accordance with Section 78.403 of the Nevada Revised Statutes.

Article I
Name

The name of the Corporation shall be Revonergy Inc.

Article II
Period of Duration

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

Article III
Purposes and Powers

The purposes for which the Corporation is organized and its powers are:

(a)           to build, acquire, own, and operate renewable energy power plants;

(b)           to do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

(c)           to engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder.

Article IV
Authorized Shares

The Corporation shall have the authority to issue 550,000,000 shares, of which 500,000,000 shares shall be common stock, $0.001 par value (“Common Stock”), and 50,000,000 shares shall be preferred stock $0.001 par value (“Preferred Stock”).  Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series, as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)           designate, in whole or in part, the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class;

(b)           create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or part the voting powers, designation, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; and

(c)           alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

Article V
Limitation on Liability of Directors and Officers

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer.

Article VI
Indemnification of Officers, Directors, and Others

(a)           The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.  The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(b)           The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII
Amendments

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

Article VIII
Adoption or Amendment of Bylaws

The initial bylaws of the Corporation shall be adopted by the board of directors.  Except as otherwise provided herein, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws.  The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.